Exhibit 99.j(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Disclosure of portfolio holdings” and “Independent registered public accounting firm and counsel” in the Statement of Additional Information, each dated February 27, 2026, and each included in this Post-Effective Amendment No. 57 to the Registration Statement (Form N-1A, File No. 333-116212) of Credit Suisse Commodity Strategy Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated December 23, 2025, with respect to the consolidated financial statements and consolidated financial highlights of Credit Suisse Commodity Return Strategy Fund (one of the funds constituting Credit Suisse Commodity Strategy Funds), included in the Certified Shareholder Report of Registered Management Investment Companies (Form N-CSR) for the year ended October 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

February 27, 2026